Exhibit 99.1

LM Funding America Achieves Over 648% Revenue Growth to $13.0 Million for 2023

Mined 423.4 Bitcoins in 2023 Valued at Approximately $12.3 Million at an Average
Market Revenue Value of Approximately $29,000 per Bitcoin

Held 153.6 Bitcoin at February 29, 2024, Valued at Approximately $10.8 Million Based on Recent Bitcoin Price of $70,000

Reports Working Capital of Approximately $7.4 Million and LM Funding Stockholders’ Equity of

$36.2 Million ($14.52 per share) as of December 31, 2023

Conference Call to Be Held Today at 11:00 am ET

TAMPA, FL, April 1, 2024—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a cryptocurrency mining and technology-based specialty finance company, today provided a business update and reported financial results for the three months and full year ended December 31, 2023.

Operational Highlights

•
Approximately 5,900 Bitcoin mining machines in operation at hosting sites as of December 31, 2023
•
Mined 423.4 Bitcoin in 2023, which generated approximately $12.3 million in revenue based on the $29,000 average price of Bitcoin in 2023
•
As of December 31, 2023, held 95.1 Bitcoin valued at approximately $3.4 million
•
As of February 29, 2024, held 153.6 Bitcoin valued at approximately $10.8 million based on recent Bitcoin price of approximately $70,000
•
Revenue for the three and twelve months ended December 31, 2023, increased approximately 262% and 648%, respectively over the same periods last year
•
Net loss for the three months ended December 31, 2023, was $1.6 million as compared to $19.7 million for the 2022 comparable quarter.
•
Achieved positive Core EBITDA (defined below) of $345 thousand for the three months ended December 31, 2023, compared to a Core EBITDA loss of $1.7 million for the same period last year. Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net loss is set forth below in this press release.

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “We made tremendous progress building our Bitcoin mining operations in 2023, our first full year as a Bitcoin mining company. We are extremely pleased with our results, as we mined 423.4 Bitcoins valued at approximately $12.3 million based on the average price of Bitcoin during the year. This success drove an almost 648% increase in the Company’s revenue for the year as compared to 2022. In 2023, we adopted an 'Infrastructure Light' strategy, aiming to lessen market risks and fluctuations by concentrating our investments on Bitcoin and mining devices that closely track Bitcoin's value. Additionally, we continue to purchase state-of-the-art mining equipment in anticipation of the upcoming Bitcoin halving, expected to occur in late April or early May of this year. Considering current market conditions and the future outlook for Bitcoin, which recently reached a new all-time high of approximately $73,800, we remain extremely optimistic about the future, as halving events have historically preceded new all-time high Bitcoin prices in the six months post-halving."

Richard Russell, Chief Financial Officer of LM Funding, further noted, "We ended the year with cash plus Bitcoin, valued as of December 31, 2023, of approximately $5.8 million. Including the Bitcoin that we mined through the end of February 2024, our reported Bitcoin holdings of 153.6 Bitcoin are valued at approximately $10.8 million based on the recent Bitcoin price of approximately $70,000. Our working capital stood at $7.4 million as of December 31, 2023, and the equity of LM Funding shareholders was $36.2 million, or $14.52 per share. Given the strength of our balance sheet, we have not had the need to sell any of our Bitcoin holdings through February 2024 to fund our operations and we remain highly encouraged and optimistic regarding the financial outlook for both Bitcoin and the business.”

Financial Highlights

•
Total revenue for the fourth quarter ended December 31, 2023, was approximately $4.1 million, an increase of $2.9 million, or approximately 262%, compared to $1.1 million for the fourth quarter of 2022. Total revenue for the year ended December 31, 2023, was approximately $13.0 million, an increase of $11.3 million, or more than 648%, from $1.7 million in 2022. These increases were primarily due to digital mining revenue of $3.9 million and $12.3 million in the three months and year ended December 31, 2023, compared with $0.9 million of digital mining revenue for both comparable periods in 2022 as the Company commenced our Bitcoin mining operations in September 2022. The average BTC price for the three and twelve months ended December 31, 2023 used for purposes of recognizing as revenue was approximately $36,500 and $29,000, respectively.
•
Net loss attributable to LM Funding shareholders for the three months ended December 31, 2023, was approximately $1.6 million, which included a $0.5 million non-cash, unrealized gain on investment and equity securities, and a $0.8 million impairment on our previously owned Symbiont assets, compared to a net loss of approximately $19.7 million for the 2022 comparable quarter, which included a $6.6 million non-cash, unrealized loss on investment and equity securities and a $0.8 million impairment on our Symbiont assets. Net loss attributable to LM Funding shareholders for the year ended December 31, 2023, was approximately $15.9 million, which included a $9.8 million non-cash, unrealized loss on investment and equity securities, and a $1.1 million impairment on our previously owned Symbiont assets, compared to a net loss of approximately $29.2 million for the year ended December 31, 2022, which included a $4.4 million non-cash, unrealized gain on investment and equity securities, and a $1.1 million impairment on the Symbiont assets.
•
Positive Core EBITDA for the three months ended December 31, 2023, totaled approximately $0.3 million compared to a Core EBITDA loss of $1.7 million in the prior year's comparable quarter. Core EBITDA loss for the twelve months ended December 31, 2023, totaled approximately $0.2 million, compared with Core EBITDA loss of $6.5 million in 2022. The improvements in Core EBITDA for the three and twelve-month periods ended December 31, 2023, were primarily due to the existence of material Bitcoin mining operations in the current year that did not exist in the prior year. Core

EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net loss is set forth below in this press release.
•
Cash was approximately $2.4 million, with digital assets of $3.4 million, and working capital of $7.4 million as of December 31, 2023, based on 95.1 BTC at a price of approximately $36,000 as of December 31, 2023. The current BTC market price has fluctuated between $62,000 and $73,000 in recent weeks. In 2023, the Company also received approximately $2.7 million from SeaStar Medical Holdings as a partial repayment of their outstanding note receivable.
•
Total LM Funding stockholders’ equity was approximately $36.2 million, or $14.52 per share, as of December 31, 2023 (with the per-share amount calculated as LMFA stockholders’ equity divided by approximately 2,492,964 shares outstanding as of December 31, 2023).

Investor Conference Call

LM Funding will host a conference call today, April 1, 2024, at 11:00 A.M. Eastern Time to discuss the Company’s financial results for the fourth quarter ended December 31, 2023, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 212125. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2917/50187 or on the investor relations section of the Company’s website, https://www.lmfunding.com/investors/news-events/ir-calendar.

A webcast replay will be available on the investor relations section of the Company’s website at https://www.lmfunding.com/investors/news-events/ir-calendar through April 1, 2025. A telephone replay of the call will be available approximately one hour following the call, through April 15, 2024, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 50187.

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the risks of operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, negative press regarding the debt collection industry, and the risk of pandemics such as the COVID-10 pandemic. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: LMFA@crescendo-ir.com

(tables follow)

LM Funding America, Inc. and Subsidiaries Consolidated Balance Sheets (Audited)

	December 31,	December 31,
	2023	2022
Assets
Cash	$ 2,401,831	$ 4,238,006
Digital Assets (Note 2)	3,416,256	888,026
Finance receivables	19,221	26,802
Marketable securities (Note 5)	17,860	4,290
Notes receivable from Seastar Medical Holding Corporation (Note 5)	-	3,807,749
Receivable from sale of Symbiont assets	200,000	-
Prepaid expenses and other assets	4,067,212	1,233,322
Income tax receivable	31,187	293,466
Current assets	10,153,567	10,491,661

Fixed assets, net (Note 3)	24,519,610	27,272,374
Deposits on mining equipment (Note 4)	20,837	525,219
Hosting services deposits (Note 4)	-	2,200,452
Notes receivable from Seastar Medical Holding Corporation (Note 5)	1,440,498	-
Long-term investments - debt security (Note 5)	-	2,402,542
Less: Allowance for losses on debt security (Note 5)	-	(1,052,542)
Long-term investments - debt security, net (Note 5)	-	1,350,000
Long-term investments - equity securities (Note 5)	156,992	464,778
Investment in Seastar Medical Holding Corporation (Note 5)	1,145,486	10,608,750
Operating lease - right of use assets (Note 7)	189,009	265,658
Other assets	86,798	10,726
Long-term assets	27,559,230	42,697,957
Total assets	$ 37,712,797	$ 53,189,618

Liabilities and stockholders' equity
Accounts payable and accrued expenses	2,064,909	1,570,906
Note payable - short-term (Note 6)	567,586	475,775
Due to related parties (Note 9)	22,845	75,488
Current portion of lease liability (Note 7)	110,384	90,823
Total current liabilities	2,765,724	2,212,992

Lease liability - net of current portion (Note 7)	85,775	179,397
Long-term liabilities	85,775	179,397
Total liabilities	2,851,499	2,392,389

Stockholders' equity (Note 10)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and December 31, 2022	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 2,492,964 shares issued and outstanding as of December 31, 2023 and 2,232,964 as of December 31, 2022	2,493	2,233
Additional paid-in capital	95,145,376	92,206,200
Accumulated deficit	(58,961,461)	(43,017,207)
Total LM Funding America stockholders' equity	36,186,408	49,191,226
Non-controlling interest	(1,325,110)	1,606,003
Total stockholders' equity	34,861,298	50,797,229
Total liabilities and stockholders’ equity	$ 37,712,797	$ 53,189,618

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,	Three Months Ended December 31	Years Ended December 31,	Years Ended December 31,
	2023	2022	2023	2022
Revenues:
Digital mining revenues	$ 3,946,485	$ 903,403	$ 12,289,131	$ 945,560
Specialty finance revenue	75,901	175,853	550,445	626,773
Rental revenue	33,028	41,378	144,514	161,618
Total revenues	4,055,414	1,120,634	12,984,090	1,733,951
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	2,668,770	994,266	9,406,940	1,033,226
Staff costs and payroll	1,121,796	6,536,291	5,858,736	19,422,723
Professional fees	634,535	637,465	1,863,038	3,158,446
Settlement costs with associations	-	-	10,000	160
Selling, general and administrative	168,632	188,749	851,806	635,268
Real estate management and disposal	19,105	34,012	146,716	110,465
Depreciation and amortization	1,495,614	434,302	4,983,480	478,020
Collection costs	12,342	(5,524)	29,875	(12,213)
Impairment loss on mined digital assets	143,317	78,924	965,967	79,794
Realized gain on sale of mined digital assets	(738,526)	-	(2,070,508)	-
Other operating costs	295,569	1,229,749	999,959	1,504,047
Total operating costs and expenses	5,821,154	10,128,234	23,046,009	26,409,936
Operating loss	(1,765,740)	(9,007,600)	(10,061,919)	(24,675,985)
Realized gain (loss) on securities	2,632	-	4,420	(349,920)
Realized gain on convertible debt securities	-	-	-	287,778
Unrealized gain (loss) on marketable securities	7,134	(19,930)	13,570	(56,830)
Impairment loss on prepaid machine deposits	-	(3,150,000)	(36,691)	(3,150,000)
Impairment loss on prepaid hosting deposits	(184,236)	(1,790,712)	(184,236)	(1,790,712)
Impairment loss on Symbiont assets	-	(1,052,542)	(750,678)	(1,052,542)
Unrealized gain (loss) on investment and equity securities	546,563	(6,610,843)	(9,771,050)	4,423,985
Impairment loss on digital assets	-	(63,935)	-	(467,406)
Realized gain on sale of purchased digital assets	-	20,254	1,917	20,254
Loss on disposal of assets	(9,389)	(38,054)	(9,389)	(38,054)
Digital assets other income		-	-	5,658
Other income - coupon sales	-	-	639,472	-
Gain on adjustment of note receivable allowance	-	-	1,052,542	-
Other income - finance revenue	-	-	37,660	-
Dividend income	-	-	-	3,875
Interest income, net	38,705	129,731	249,586	394,678
Credit loss	22,344	-	-	-
Loss before income taxes	(1,341,987)	(21,583,631)	(18,814,796)	(26,445,221)
Income tax expense	(60,571)	(126,388)	(60,571)	(1,438,066)
Net Loss	$ (1,402,558)	$(21,710,019)	$(18,875,367)	$(27,883,287)

Less: loss (income) attributable to non-controlling interest	(189,208)	2,016,385	2,931,113	(1,356,914)
Net loss attributable to LM Funding America Inc.	$(1,591,766)	$(19,693,634)	$(15,944,254)	$(29,240,201)

Basic loss per common share	$(0.67)	$(8.82)	$(6.98)	$(13.10)
Diluted loss per common share	$(0.67)	$(8.82)	$(6.98)	$(13.10)

Weighted average number of common shares outstanding
Basic	2,362,964	2,231,681	2,283,836	2,231,681
Diluted	2,362,964	2,231,681	2,283,836	2,231,681

LM Funding America, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Audited)

	Years ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,875,367)	$(27,883,287)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,983,480	478,020
Noncash lease expense	98,536	95,098
Stock compensation	1,095,705	1,098,331
Stock option expense	1,843,731	16,571,978
Accrued investment income	(159,692)	(392,412)
Accrued recovery of legal fees	-	(55,364)
Impairment loss on digital assets	965,967	547,200
Impairment loss on mining machine deposits	36,691	3,150,000
Impairment loss on hosting deposits	184,236	1,790,712
Impairment loss on Symbiont assets	750,678	-
Unrealized loss (gain) on marketable securities	(13,570)	56,830
Unrealized loss (gain) on investment and equity securities	9,771,050	(4,423,985)
Loss on disposal of fixed assets	9,389	38,054
Realized loss (gain) on securities	(4,420)	349,920
Realized gain on convertible note receivable	-	(287,778)
Realized gain on sale of digital assets	(2,072,425)	(20,254)
Proceeds from securities	744,036	2,565,893
Convertible debt and interest converted into marketable securities	-	844,882
Investments in marketable securities	(739,616)	(844,882)
(Reversal of) allowance loss on debt security	(1,052,542)	1,052,542
Change in operating assets and liabilities:
Prepaid expenses and other assets	189,407	651,472
Hosting deposits	(36,691)	(3,202,764)
Repayments to related party	(52,643)	(45,732)
Accounts payable and accrued expenses	177,478	393,260
Mining of digital assets	(12,289,131)	(945,560)
Proceeds from sale of digital assets	10,874,701	-
Lease liability payments	(95,948)	(98,569)
Income tax receivable	262,279	(293,466)
Deferred taxes and taxes payable	-	(326,178)
Net cash used in operating activities	(3,404,681)	(9,136,039)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	(6,428)	13,993
Net collections of finance receivables - special product	14,009	(12,602)
Capital expenditures	(1,625,284)	(15,382)
Investment in notes receivable - Seastar Medical Holding Corporation	(125,000)	(3,753,090)
Collection of notes receivable	2,651,943	-
Investment in digital assets	(35,157)	(988,343)
Proceeds from sale of purchased digital assets	27,815	518,931
Financing activities for Symbiont asset acquisition	(402,361)	-
Symbiont asset sale	1,800,000	-
Deposits for mining equipment	-	(14,649,614)
Net cash from (used in) investing activities	2,299,537	(18,886,107)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loan principal and insurance financing repayments	(624,481)	(299,033)
Issue costs from the issuance of common stock	(106,550)	-

Net cash used in financing activities	(731,031)	(299,033)
NET DECREASE IN CASH	(1,836,175)	(28,321,179)
CASH - BEGINNING OF PERIOD	4,238,006	32,559,185
CASH - END OF PERIOD	$2,401,831	$4,238,006

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Insurance financing	$716,292	$660,120
ROU assets and operating lease obligation recognized	$21,887	$300,787
Reclassification of mining equipment deposit to fixed assets, net	$1,177,226	$26,961,095
Capital expenditures in accrued liabilities	$1,035,374	$718,416
Reclassification of Reverse stock split	$10,859	$-

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-	$2,057,710
Cash paid for interest	$-	$-

NON-GAAP FINANCIAL INFORMATION (unaudited)

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss on investment and equity securities, unrealized gain on convertible debt securities, impairment loss on mined digital assets, impairment of intangible long-lived assets, impairment of prepaid hosting deposits, impairment of mining machine deposits and gain on adjustment of note receivable allowance and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Years Ended December 31,		Three Months Ended December 31,
	2023	2022	2023	2022

Net income (loss)	$ (18,875,367)	$ (27,883,287)	$(1,402,558)	$ (21,710,019)
Income tax expense	60,571	1,438,066	60,571	126,388
Interest expense	-	4,416	-	4,416
Depreciation and amortization	4,983,480	478,020	1,495,614	434,302
Income (loss) before interest, taxes & depreciation	$ (13,831,316)	$ (25,962,785)	$153,627	$ (21,144,913)
Unrealized loss (gain) on investment and equity securities	9,771,050	(4,423,985)	(546,563)	6,610,843
Realized gain on convertible debt securities	-	(287,778)	-	-
Impairment loss on prepaid mining machine deposits	36,691	3,150,000	-	3,150,000
Impairment loss on mined digital assets	965,967	79,794	143,317	78,924
Impairment loss on digital assets	-	467,406	-	63,935
Impairment loss on Symbiont assets	750,678	1,052,542	-	1,052,542
Gain on adjustment of note receivable allowance	(1,052,542)	-	-	-
Impairment loss on prepaid hosting deposits	184,236	1,790,712	184,236	1,790,712
Stock compensation and option expense	2,939,436	17,670,309	410,584	6,725,592
Core income (loss) before interest, taxes & depreciation	$(235,800)	$(6,463,785)	$345,201	$(1,672,365)